UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 28, 2008 (February 28, 2008)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, and unless the context otherwise requires, the terms “HPT,” ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to Hospitality Properties Trust and its consolidated subsidiaries; and the term “TA” refers to TravelCenters of America LLC and its consolidated subsidiaries.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

INDEX TO FINANCIAL STATEMENTS

Page
Hospitality Properties Trust Unaudited Pro Forma Consolidated Statement of Income
Introduction to Unaudited Pro Forma Consolidated Statement of Income	F-1
Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2007	F-3
Notes to Unaudited Pro Forma Consolidated Statement of Income	F-4

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  February 28, 2008

2

Item 9.01.  Financial Statements and Exhibits.

(b)                               Pro Forma Financial Information

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Statement of Income

(dollars in thousands)

On September 15, 2006, Hospitality Properties Trust (hereinafter referred to as “HPT”, “we”, “our” or “us”),   agreed to acquire TravelCenters of America, Inc., or TravelCenters, as more fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 12, 2006, or the TravelCenters Current Report.  On January 31, 2007, we completed our acquisition of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction.  The book value of this distribution was $337,250.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transactions.

As a part of the restructuring of TravelCenters which occurred in connection with the TA Transactions, on January 31, 2007:

•                  TravelCenters became a subsidiary of our subsidiary, TA;

•                  certain real property interests of 146 travel centers that were operated by TravelCenters and certain other assets used in connection with the travel center business with an estimated total value of $1,697,221 were transferred to subsidiaries of ours that were not owned by TA;

•                  TA became the owner of all of the working capital of TravelCenters, including current assets (primarily consisting of cash, receivables and inventory) and current liabilities (primarily consisting of trade payables and accrued liabilities);

•                  we contributed cash of $121,166 to TA so that the sum of its current assets, net of current liabilities, was $200,000;

•                  TA became the owner of one travel center in Ontario, Canada, the operator of two travel centers leased from owners other than us, the manager of one travel center for an owner other than us, the franchisor of 13 travel centers owned and operated by third parties and the owner of certain other assets historically owned and used by TravelCenters;

•                  we entered into a lease of the 146 travel centers we acquired and certain related assets to TA; and

•                  TA commenced operating the travel center business formerly conducted by TravelCenters.

On May 30, 2007, we acquired Petro Stopping Centers Holdings, L.P., or Petro Holdings, pursuant to a Purchase Agreement, dated May 30, 2007, among us, Petro Holdings, and the partners of Petro Holdings, or the Purchase Agreement, as more fully described in our Current Report on Form 8-K filed with the SEC on June 4, 2007, or the Petro Current Report. The Purchase Agreement required us to pay approximately $630,000 for Petro Holdings.  We also agreed to pay certain costs of this transaction associated with defeasance and prepayment of debt secured by certain of the Petro properties plus customary closing costs. These costs were approximately $25,000. The purchase price was initially funded with borrowings under our revolving credit facility. As more thoroughly described in the Petro Current Report, simultaneously with this acquisition, the 40 Petro travel centers located in 25 states, or the Petro Centers, were leased to TA for an initial rent of approximately $62,225 per annum.

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Statement of Income

(dollars in thousands)

The unaudited pro forma consolidated statements of income for the year ended December 31, 2007,  presents our results of operations as if (i) the January 2007 common share overallotment exercise related to our December 2006 offering of common shares; (ii) our February 2007 offering of common shares and related overallotment exercise; (iii) our February 2007 offering of preferred shares and related overallotment exercise; (iv) our March 2007 offering of convertible notes and related overallotment exercise; (v) our March 2007 offering of senior notes, all as more fully described in the notes appearing below, (vi) the acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off of TA, (vii) the acquisition of the Petro Centers, (viii) the financing of the Petro Centers with our September 2007 offering of senior notes and borrowings under our revolving credit facility, and (ix) the commencement of the leases with TA for the aggregate 186 travel centers all had been completed as of January 1, 2006.

These unaudited pro forma consolidated statements of income are based in part upon our financial statements for the year ended December 31, 2007 contained in our Annual Report on Form 10-K filed with the SEC on February 28, 2008 and should be read in conjunction with those financial statements and the notes thereto.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in these unaudited pro forma consolidated statements of income.  The unaudited pro forma consolidated statements of income are not necessarily indicative of what our actual results of operations would have been for the period indicated, nor does it represent our results of operations for any future date or period.

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2007
(in thousands, except per share data)

		TravelCenters of America, Inc. Acquisition Adjustments
	Hospitality Properties Trust Historical	TravelCenters of America, Inc. Historical	Merger, Restructuring and Spin Off		Petro Centers Acquisition Adjustments		Pro Forma
	A	B
Revenues:
Hotel operating revenues	$941,455	$—	$—		$—		$941,455
Rental income	316,819	—	14,225	C	25,582	J	356,626
FF&E reserve income	22,286	—	—		—		22,286
TA operating revenues	—	352,682	(352,682)	D	—		—
Interest income	4,919	—	—		—		4,919

Total revenues	1,285,479	352,682	(338,457)		25,582		1,325,286

Expenses:
Hotel operating expenses	657,000	—	—		—		657,000
TA operating expenses	—	334,265	(334,265)	D	—		—
Interest	140,517	4,214	(3,681)	E	20,965	K	162,015
Depreciation and amortization	216,688	5,810	(3,243)	F	8,054	L	227,309
General and administrative	37,223	8,892	(8,195)	G	1,337	M	39,257
Loss on asset impairment	1,332	—	—		—		1,332
TA spin off costs	2,711	—	(2,711)	N	—		—
Other, net	—	62,019	(62,019)	D	—		—

Total expenses	1,055,471	415,200	(414,114)		30,356		1,086,913

Income (loss) before income taxes	230,008	(62,518)	75,657		(4,774)		238,373
Income taxes	(2,191)	40,470	(40,470)	D	—		(2,191)

Income (loss) from continuing operations	227,817	(22,048)	35,187		(4,774)		236,182
Preferred distributions	(26,769)	—	(3,110)	H	—		(29,879)

Income (loss) from continuing operations available for common shareholders	$201,048	$(22,048)	$32,077		$(4,774)		$206,303

Common shares outstanding	93,109		759	I			93,868

Basic and diluted earnings per common share:
Income from continuing operations available for common shareholders	$2.16						$2.20

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2007
(in thousands, except per share data)

A.           Represents the historical financial statements of HPT.

B.             Represents the historical financial statements of TravelCenters.  The historical financial statements included in the pro forma financial statements for the year ended December 31, 2007, are for the period January 1, 2007 to January 31, 2007 (date of acquisition).

C.             After completion of the spin off HPT began to lease the TravelCenters real estate to TA under the terms of a long term lease as more fully described elsewhere in the TravelCenters Current Report. The terms of the lease require TA to make minimum rent payments that have scheduled increases during the term.  The adjustment to rental income is calculated as follows:

Year Ended December 31, 2007
Minimum rent (cash)	$12,792
Required straight line adjustment	1,433
$14,225

D.            Represents elimination of the historical operating results of the TravelCenters business transferred to TA in the spin off.

E.              Represents the elimination of TravelCenters’ historical interest expense and HPT’s historical interest expense from borrowings under the bridge acquisition facility used initially to fund the TA Transactions and the recognition of interest expense to reflect the effect of HPT’s March 2007 issuance of $575,000 of 3.8% convertible senior notes due 2027 and March 2007 issuance of $300,000 of 5.625% senior notes due 2017. In connection with HPT’s acquisition, all of TravelCenters’ debt was extinguished.

Year Ended December 31, 2007
Elimination of TravelCenters’ historical interest expense	$(4,214)
Elimination of HPT’s historical interest expense	(6,996)
Addition of interest on HPT’s 3.8% convertible senior notes	4,061
Addition of interest on HPT’s 5.625% senior notes	3,328
Addition of amortization of deferred finance fees and discount	140
$(3,681)

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2007
(in thousands, except per share data)

F.              Represents the elimination of TravelCenters’ historical depreciation and amortization expense and the recognition of depreciation and amortization expense of the TravelCenters real estate and intangible assets retained by HPT. Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment and intangible assets of 7 to 40 years.

Year Ended December 31, 2007
Elimination of historical depreciation and amortization expense	$(5,810)
Addition of depreciation and amortization expense	2,567
$(3,243)

G.             Represents the elimination of historical general and administrative expense of the TravelCenters business transferred to TA and the expected increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of TravelCenters.

Year Ended December 31, 2007
Elimination of historical general and administrative expense	$(8,892)
Addition of general and administrative expense	697
$(8,195)

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2007
(in thousands, except per share data)

H.            Represents the effect of HPT’s issuance of 12,000,000 and 700,000 7% Series C cumulative redeemable preferred shares on February 21, 2007 and February 28, 2007, respectively.

I.                 Represents the effect of HPT’s issuance of 1,800,000, 5,000,000 and 750,000 common shares on January 5, 2007, February 16, 2007 and February 23, 2007, respectively.

J.                Simultaneously with the acquisition of the Petro Centers, HPT entered into a long term lease agreement with TA as more fully described in the Petro Current Report.  Under the terms of the lease, TA is initially required to pay HPT rent of $62,225 per annum (or $5,185 per month).

K.            Represents the elimination of HPT’s historical interest expense from borrowings under the revolving credit facility used initially to fund the acquisition of the Petro Centers and the recognition of interest expense to reflect the effect of HPT’s September 2007 issuance of $350,000 of 6.7% senior notes due 2018.

Year Ended December 31, 2007
Elimination of HPT’s historical interest expense	$(11,590)
Addition of interest on HPT’s 6.7% senior notes	17,588
Addition of amortization of deferred finance fees and discount	419
Addition of interest on HPT’s revolving credit facility (5.87% at December 31, 2006 and 6.29% at September 30, 2007)	14,548
$20,965

L.              Represents the recognition of depreciation and amortization expense of the Petro Centers real estate acquired by HPT.  Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment of 7 to 40 years.

M.         Represents the increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of the Petro Centers.

N.            Represents elimination of non-recurring costs associated with the spin off of TA.